UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Yellow Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Commerce Street, Suite 1120
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (913) 696-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The holders of our outstanding common stock and Series A Voting Preferred Stock voted together as a single class on all proposals at the Annual Meeting held June 14, 2023. Each share of common stock and Series A Voting Preferred Stock was entitled to one vote.

At the Annual Meeting, holders of our common stock and Series A Voting Preferred Stock voted on the following proposals:

Proposal 1

Each nominee under Proposal 1 was elected to the Board of Directors.

Director Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew A. Doheny	23,976,982	4,714,315	593,508	11,007,418
Javier L. Evans	24,850,388	3,855,451	578,966	11,007,418
Darren D. Hawkins	25,101,012	3,627,219	556,574	11,007,418
James E. Hoffman	25,002,547	3,722,431	559,827	11,007,418
Shaunna D. Jones	25,350,008	3,812,368	122,429	11,007,418
Susana Martinez	24,092,004	4,504,495	688,305	11,007,418
David S. McClimon	25,048,578	3,667,332	568,895	11,007,418
Patricia M. Nazemetz	24,044,149	4,653,972	586,684	11,007,418
Chris T. Sultemeier	24,375,180	4,339,222	570,403	11,007,418

Proposal 2

The appointment of KPMG LLP as our independent registered public accounting firm for 2023 was ratified.

Votes For	Votes Against	Abstentions
38,380,852	1,736,100	175,271

Proposal 3

The advisory vote on our named executive officer compensation was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,368,711	4,200,359	715,735	11,007,418

Proposal 4

The vote on the frequency, on an advisory basis, of the advisory vote on our named executive officer compensation was every one year.

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstentions	Broker Non-Votes
28,081,512	574,521	173,348	455,424	11,007,418

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW CORPORATION

Date:	June 15, 2023	By:	/s/ Leah K. Dawson
Leah K. Dawson Executive Vice President, General Counsel and Secretary